Exhibit 5




                      (Letterhead of Foley & Lardner)




                                           August 9, 1995



WPS Resources Corporation
700 North Adams Street
Green Bay, Wisconsin  54305

Gentlemen:

          We have acted as counsel for you in conjunction with the preparation of a Form S-3 Registration Statement (the "Registration Statement"), relating to the sale of up to 1,000,000 shares of Common Stock, $1 par value of WPS Resources Corporation (the "Common Stock"), pursuant to the WPS Resources Corporation Stock Investment Plan (the "Plan"), in the manner set forth in the Registration Statement and prospectus contained therein (the "Prospectus"). We have examined:
(i) the Registration Statement, including the Prospectus; (ii) the Articles of Incorporation and By-laws of WPS Resources Corporation, as amended to date; (iii) resolutions of the Board of Directors of WPS Resources Corporation adopted on July 13, 1995; (iv) the Plan; and
(v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that:

          1. WPS Resources Corporation is a corporation duly organized and validly existing under the laws of the State of Wisconsin.

          2. The Common Stock, when issued and paid for pursuant to the Plan and as set forth in the Registration Statement and Prospectus, will be legally issued, fully paid and nonassessable, provided that the consideration received for such shares is not less than the par value thereof, and no personal liability will attach to the ownership thereof, except with respect to wage claims of employees of WPS Resources Corporation for services performed, as provided in section 180.0622(2)(b) of the Wisconsin Statutes.  (See Local 257 of
                                                    ----------------
Hotel and Restaurant Employees and Bartenders
- ---------------------------------------------

WPS Resources Corporation
August 9, 1995
Page 2


International Union v. Wilson Street East Dinner Playhouse, Inc.,
- ----------------------------------------------------------------
Case No. 82-CV-0023, Cir. Ct. Branch 1, Dane County, Wisconsin).

          We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, or within the category of persons whose consent is required by Section 7 of the Act.

                                       Very truly yours,



                                   /s/ Foley & Lardner

                                       FOLEY & LARDNER

























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